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                                                                   Page 32 of 35

                                   EXHIBIT 21

                         Subsidiaries of the Registrant

     Subsidiary                                      State of Incorporation
----------------------                               ----------------------
GBC Liquidating Corp.                                        New York

Genesee Ventures, Inc.                                       New York